UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)     (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

Effective December 21, 2010, the management of The Clorox Company (the “Company”) determined that, due to a realignment of certain corporate roles and responsibilities, it was in the best interest of the Company for Thomas D. Johnson to transition out of his position as the Company’s Principal Accounting Officer in order to focus on his role as Vice President – Global Business Services.

Item 5.02(c)

On December 21, 2010, the board of directors of the Company appointed Susan A. Gentile, 43, as Mr. Johnson’s successor as Principal Accounting Officer, effective immediately.

Ms. Gentile is currently Vice President – Controller of the Company; in this role, she is responsible for the Company’s accounting, financial reporting and internal controls. Ms. Gentile, a certified public accountant, has extensive accounting expertise and has been deeply involved in the Company’s accounting matters since joining the Company in 2006. Ms. Gentile has also held the positions of Director of Accounting, from March 2006 to September 2008, and Managing Director – Accounting, from September 2008 to November 2009. Ms. Gentile’s compensation has not been changed on account of this appointment.

Ms. Gentile has no familial relationships nor related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with her appointment described above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: December 23, 2010	By:	/s/ Laura Stein
Senior Vice President –
General Counsel